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                                             As Filed pursuant to Rule 424(b)(5)
                                                under the Securities Act of 1933
                                                     Registration No. 333-100418

SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED JANUARY 24, 2003
(TO PROSPECTUS DATED NOVEMBER 22, 2002)

                                  $994,499,743
                                 (APPROXIMATE)

                                  CWMBS, INC.
                                   DEPOSITOR

                         (COUNTRYWIDE HOME LOANS LOGO)

                                     SELLER

                      COUNTRYWIDE HOME LOANS SERVICING LP
                                MASTER SERVICER

                     CHL MORTGAGE PASS-THROUGH TRUST 2003-1
                                     ISSUER

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-1

                            ------------------------

     This Supplement revises the Prospectus Supplement dated January 24, 2003 to the Prospectus dated November 22, 2002 with respect to the above captioned series of certificates.

     Notwithstanding the information contained in the column titled "Pass-Through Rate" in the chart on the front cover of the Prospectus Supplement, the pass-through rate for the Class 1-A-6 Certificates is 4.75% per annum.

GOLDMAN, SACHS & CO.                          COUNTRYWIDE SECURITIES CORPORATION

The date of this Supplement is January 30, 2003.